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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated October 14, 1999 relating to the financial statements and financial statement schedule listed in the Index at Item 16(b) of Classic Communications, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Historical Consolidated Financial Data -- Classic Communications, Inc." in such Registration Statement.

PricewaterhouseCoopers LLP

Austin, Texas
October 18, 1999